Exhibit 99.1

Jasper Therapeutics Reports Second Quarter 2023 Financial Results and Provides a Business Update

●	First Patient Dosed in Phase 1 trial of Briquilimab in Lower-Risk Myelodysplastic Syndrome

●	Strengthened the Board of Directors and Management Team with Multiple Appointments

REDWOOD CITY, Calif., August 11, 2023 – Jasper Therapeutics, Inc. (Nasdaq: JSPR) (Jasper), a biotechnology company focused on development of briquilimab, a novel antibody therapy targeting c-Kit (CD117) to address diseases such as chronic spontaneous urticaria, lower to intermediate risk myelodysplastic syndromes (LR-MDS) as well as novel stem cell transplant conditioning regimes, today announced results for the fiscal quarter ended June 30, 2023, and provided a business update.

“During our second quarter, we continued our preparations to begin a study in chronic spontaneous urticaria, which we anticipate initiating in the coming months,” said Ronald Martell, President and Chief Executive Officer of Jasper. “We also dosed the first patient in our Phase 1 trial evaluating briquilimab as second-line therapy in subjects with LR-MDS, and took significant additional steps taken to strengthen our Board and leadership teams. With a strong balance sheet, enhanced organization and a sound development plan, we believe we are well-positioned to advance our priority briquilimab development programs in rare and chronic diseases driven by mast and stem cells.”

Highlights for Q2 2023 and Recent Weeks

●	Dosed first patients in a Phase 1 trial of briquilimab in LR-MDS

o	The open-label, single-arm Phase 1 trial will evaluate the safety and tolerability of briquilimab as a second-line therapy in subjects with LR-MDS. The trial will employ a 3+3 dose escalation design to identify the maximum tolerated dose or optimal biologic dose and recommended Phase 2 dose of briquilimab monotherapy as a chronic therapeutic for LR-MDS patients with documented cytopenia, such as red blood cell transfusion dependence, thrombocytopenia or neutropenia.

o	The trial is being conducted at Moffitt Cancer Center in Tampa, FL, and is expected to enroll up to 30 patients that will receive briquilimab every 56 days for 4 consecutive cycles.

●	Key Appointments

o	Scott Brun, M.D. appointed to the Board of Directors

o	Stephen J. Galli, M.D. appointed to Scientific Advisory Board

o	Daniel Adelman, M.D. appointed to Scientific Advisory Board

o	Edwin J. Tucker, M.D. appointed as Chief Medical Officer

o	Patricia Carlos appointed as Senior Vice President of Regulatory and Quality Affairs

o	Annette Marcantonio appointed as Vice President of Clinical Operations

Q2 2023 Financial Results

●	Cash and Cash Equivalents: Cash and cash equivalents as of June 30, 2023, were $115.8 million, compared to $38.3 million as of December 31, 2022. The increase in cash and cash equivalents was due to net proceeds from the Company’s public offering in January 2023 and sales through its at-the-market facility in January 2023. Cash and cash equivalents are expected to be sufficient to fund the Company’s planned operating and capital expenditures through 2024.

●	Research and Development (R&D) Expenses: R&D expenses for the quarter ended June 30, 2023, were $13.3 million compared to $8.1 million for the quarter ended June 30, 2022. The increase was primarily due to additional costs associated with advancing Jasper’s clinical trials and clinical manufacturing expenses. The increase also relates to higher research spending and employee-related costs following hiring in 2022 and 2023 to support the ongoing development of its product candidates.

●	General and Administrative (G&A) Expenses: G&A expenses for the quarter ended June 30, 2023, were $4.5 million compared to $3.8 million for the quarter ended June 30, 2022. The increase was primarily related to higher employee compensation related costs, including stock-based compensation expenses, to support the growth in Jasper’s operations.

●	Total Other Income, Net: Total other income, net was $1.7 million for the quarter ended June 30, 2023, compared to total other income, net of $1.6 million for the quarter ended June 30, 2022. Total other income, net, consists of interest income and changes in fair values of common stock warrant liability and earnout liability at the end of the respective quarters.

●	Net Loss: For the quarter ended June 30, 2023, net loss was $16.1 million compared to net loss of $10.4 million for the quarter ended June 30, 2022.

About Briquilimab (formerly known as JSP191)

Briquilimab is a targeted, monoclonal antibody that blocks stem cell factor from binding to the cell-surface receptor c-Kit, also known as CD117, thereby inhibiting signaling through the receptor. Jasper intends to start clinical studies of briquilimab as a primary treatment in Chronic Spontaneous Urticaria and Lower to Intermediate Risk myelodysplastic syndromes (MDS). It is also being studied as a conditioning agent for cell and gene therapies for rare diseases. To date, briquilimab has a demonstrated efficacy and safety profile in 130 dosed subjects and healthy volunteers, with clinical outcomes as a conditioning agent in severe combined immunodeficiency (SCID), acute myeloid leukemia (AML), MDS, Fanconi anemia (FA), and sickle cell disease (SCD).

About Jasper

Jasper is a clinical-stage biotechnology company developing briquilimab, a monoclonal antibody targeting c-Kit (CD117) as a therapeutic for chronic mast and stem cell diseases such as chronic urticaria and lower to intermediate risk myelodysplastic syndromes (MDS) and as a conditioning agent for stem cell transplants for rare diseases such as sickle cell disease (SCD), Fanconi anemia (FA) and severe combined immunodeficiency (SCID). To date, briquilimab has a demonstrated efficacy and safety profile in over 130 dosed subjects and healthy volunteers, with clinical outcomes as a conditioning agent in SCID, acute myeloid leukemia (AML), MDS, FA, and SCD. In addition, briquilimab is being advanced as a transformational non-genotoxic conditioning agent for gene therapy. For more information, please visit us at www.jaspertherapeutics.com.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding briquilimab’s potential, including with respect to its potential to address diseases such as chronic spontaneous urticaria, lower to intermediate risk myelodysplastic syndromes as well as novel stem cell transplant conditioning regimes, Jasper’s expectations regarding the initiation and timing of studies and clinical trials and recruitment for clinical trials, Jasper’s expectations regarding the advancement of its briquilimab development programs and Jasper’s expectations regarding its cash and cash equivalents and planned operating and capital expenditures. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Jasper and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Many actual events and circumstances are beyond the control of Jasper. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, political and business conditions; the risk that the potential product candidates that Jasper develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; the risk that clinical trials may not confirm any safety, potency or other product characteristics described or assumed in this press release; the risk that Jasper will be unable to successfully market or gain market acceptance of its product candidates; the risk that prior study results may not be replicated; the risk that Jasper’s product candidates may not be beneficial to patients or successfully commercialized; patients’ willingness to try new therapies and the willingness of physicians to prescribe these therapies; the effects of competition on Jasper’s business; the risk that third parties on which Jasper depends for laboratory, clinical development, manufacturing and other critical services will fail to perform satisfactorily; the risk that Jasper’s business, operations, clinical development plans and timelines, and supply chain could be adversely affected by the effects of health epidemics, including the ongoing COVID-19 pandemic; the risk that Jasper will be unable to obtain and maintain sufficient intellectual property protection for its investigational products or will infringe the intellectual property protection of others; and other risks and uncertainties indicated from time to time in Jasper’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2022. If any of these risks materialize or Jasper’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. While Jasper may elect to update these forward-looking statements at some point in the future, Jasper specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Jasper’s assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts:

John Mullaly (investors)

LifeSci Advisors

617-429-3548

jmullaly@lifesciadvisors.com

Jeet Mahal (investors)

Jasper Therapeutics

650-549-1403

jmahal@jaspertherapeutics.com

Lauren Barbiero (media)

Real Chemistry

646-564-2156

lbarbiero@realchemistry.com

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JASPER THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Operating expenses
Research and development(1)	$13,297	$8,135	$23,102	$16,323
General and administrative(1)	4,530	3,828	8,672	8,418
Total operating expenses	17,827	11,963	31,774	24,741
Loss from operations	(17,827)	(11,963)	(31,774)	(24,741)
Interest income	1,436	92	2,532	94
Change in fair value of earnout liability	420	625	(344)	5,218
Change in fair value of common stock warrant liability	—	845	(575)	6,895
Other expense, net	(109)	(3)	(179)	(77)
Total other income, net	1,747	1,559	1,434	12,130
Net loss and comprehensive loss	$(16,080)	$(10,404)	$(30,340)	$(12,611)
Net loss per share attributable to common stockholders, basic and diluted	$(0.15)	$(0.29)	$(0.31)	$(0.35)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	109,213,669	36,397,822	98,605,265	36,353,509

(1)	Amounts include non-cash stock based compensation expense as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Research and development	$491	$585	$959	$807
General and administrative	900	480	1,699	1,036
Total	$1,391	$1,065	$2,658	$1,843

JASPER THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30,	December 31,
Assets	2023	2022
Current assets:
Cash and cash equivalents	$115,812	$38,250
Other receivables	-	663
Prepaid expenses and other current assets	2,755	2,818
Total current assets	118,567	41,731
Property and equipment, net	3,056	3,568
Operating lease right-of-use assets	1,685	1,886
Restricted cash	417	417
Other non-current assets	445	759
Total assets	$124,170	$48,361

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,581	$1,768
Current portion of operating lease liabilities	917	865
Accrued expenses and other current liabilities	6,474	4,432
Total current liabilities	8,972	7,065
Non-current portion of operating lease liabilities	2,317	2,786
Common stock warrant liability	—	150
Earnout liability	362	18
Other non-current liabilities	2,314	2,353
Total liabilities	13,965	12,372

Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	11	4
Additional paid-in capital	245,669	141,120
Accumulated deficit	(135,475)	(105,135)
Total stockholders’ equity	110,205	35,989
Total liabilities and stockholders’ equity	$124,170	$48,361

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